                                                                       EXHIBIT 5

                                BAKER BOTTS LLP
                              599 Lexington Avenue
                         New York, New York 10022-6030

                                 July 3, 2000

Liberty Digital, Inc.
12312 West Olympic Blvd.
Los Angeles, California 90064

RE:  Liberty Digital, Inc.
     Registration Statement on Form S-3 (File No. 333-39100)

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-3 (File No. 333-39100) (the "Registration Statement") filed by Liberty Digital, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, we have been requested to render our opinion as to the legality of the securities covered by the Registration Statement. The Registration Statement relates to the issuance and sale from time to time under Rule 415 under the Act of the following securities of the Company with an aggregate initial public offering of up to $500,000,000 (or the equivalent in one or more foreign currencies):

     1. senior, senior subordinated, subordinated or junior subordinated debt securities, in one or more series (the "Debt Securities"), which may be issued under the form of Indenture (the "Indenture") proposed to be entered into among the Company and a trustee or trustees (the "Trustees") to be appointed prior to the issuance of the Debt Securities;

     2. shares of Series A Common Stock, par value $.01 per share, of the Company (the "Series A Common Stock");

     3. shares of preferred stock, par value $.01 per share, of the Company (the "Preferred Stock"), which may be issued in one or more series pursuant to certificates of designations to be filed prior to the issuance of the preferred stock; and

     4. warrants to purchase securities of the Company (the "Warrants") to be issued pursuant to a warrant agreement (the "Warrant Agreement") between the Company and a warrant agent (the "Warrant Agent") to be appointed prior to the issuance of the Warrants.

     The Debt Securities, the Series A Common Stock, the Preferred Stock and the Warrants are collectively referred to herein as the "Offered Securities." Capitalized terms used in this letter and not otherwise defined have the respective meanings given those terms in the Registration Statement.

     In connection with this opinion, we have examined the Registration Statement and form of Indenture filed as an exhibit to the Registration Statement (the "Indenture"). We have assumed that the Offered Securities will be substantially issued as described in the Registration Statement.

     In addition, we have examined: (i) those corporate records of the Company as we have considered appropriate, including copies of the Company's Certificate of Incorporation, Bylaws, and Certificate of Designation of Convertible Preferred Stock, Series B, in each case in the form in effect on the date of this letter (collectively, the "Charter Documents"), and certified copies of resolutions of the board of directors of the Company (or committees thereof) relating to the issuance of Offered Securities; and (ii)such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.

     Based on the foregoing, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

     1. The Indenture has been duly authorized and, when executed and delivered by the Company and assuming due authorization, execution and delivery by the applicable Trustees, will be a valid and binding agreement, enforceable against the Company in accordance with its terms, except as enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity at law).

     2. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the board of directors of the Company, or any appropriate committee appointed by it, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters,
          (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or the Charter Documents or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Indenture has been duly executed and delivered by the Company and the Trustees, and (iv) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers of those Offered Debt Securities upon payment of the agreed-upon consideration, the

          Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance of transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity at law).

     3. With respect to the shares of Series A Common Stock (the "Offered Common Stock"), when (i) the board of directors of the Company, or any appropriate committee approved by it, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the shares of Offered Common Stock, and (ii) certificates representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered to the purchasers of those shares of the Offered Common Stock upon payment of the agreed-upon consideration, the shares of Offered Common Stock, when issued and sold in accordance with any duly authorized, executed and delivered applicable purchase agreement or upon due exercise of the Offered Warrants under the Warrant Agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration for those shares is not less than the par value of those shares.

     4. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the board of directors of the Company, or any appropriate committee appointed by it, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Stock and related matters, including, without limitation, the adoption of a Certificate of Designation for the Offered Preferred Stock in the form required by applicable law (the "Certificate of Designation"), (ii) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred, (iii) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Charter Documents, including, without limitation, the Certificate of Designation, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration, the shares of the Offered Preferred Stock when issued and sold in accordance with any duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration for these shares is not less than the par value of those shares.

     5. With respect to any Warrants (the "Offered Warrants"), when (i) the board of directors of the Company, or any appropriate committee appointed by it, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and the terms of the Offered Warrants and related matters, (ii) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or the Charter Documents or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Warrant Agreement has been duly authorized, executed and delivered to the Warrant Agent by the Company, (iv) the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent, and (v) the Offered Warrants have been duly executed and authenticated in accordance with the provisions of the Warrant Agreement and duly delivered to the purchasers of those Offered Warrant upon payment of the agreed-upon consideration, the Offered Warrants, when issued and sold in accordance with the Warrant Agreement and any duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity at law).

     Our opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws that are currently in effect.

     We hereby consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption "Validity of Securities" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.


                                    Very truly yours,

                                    BAKER BOTTS LLP